EXHIBIT 10.4

Yukon
Energy, Mines and Resources
Box 2703, Whitehorse, Yukon YIA 206


Whitehorse Mining Recorder                         PH:(867)456-8823
Room 102 -300 Main Street                          Fax:(867) 536-7842
Whitehorse, Y.T. Y1A 2B5


JuIy 22, 2003


Glen MacDonald
Ste. 905 - 1600 M Beach Ave
Vancouver, B.C.
V6G 1Y7


Dear Sir

                RE:  Relief from Assessment Work
                     Quartz Mining Act

Pursuant to Section 57(1) of the Quartz Mining Act, the Minister for Energy, Mines and Resources, has granted a one year relief from having to perform assessment work, or make payment in Lieu, for all quartz claims in good standing at April 1, 2003, 12:01 am.

If you have already applied work this year, or if your mineral claims are in good standing beyond this year, the claims will still benefit from the relief order by the addition of one year to the expiry date. If you have performed assessment work, and you wish to file it, all work must still be recorded within the normal time frames in accordance with the Quartz Mining Act. Claim holders can still perform work this year, and the tiling of work will not effect the application of relief.

The enclosed list indicates the new expiry date for quartz mineral claims held in your name.

Sincerely,

/s/ Glenna Southwick

Glenna Southwick
Mining Recorder